UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 7, 2006
eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2145 Hamilton Avenue, San Jose, California	95125

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 376-7400
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
     On November 7, 2006, eBay Inc. (“eBay”), as borrower, entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent (the “Agent”); certain lenders named therein; JP Morgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Syndication Agents; and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wells Fargo Bank, N.A., as Joint Lead Arrangers and Joint Book Managers. The Credit Agreement provides for an unsecured $1 billion five-year revolving credit facility (the “Facility”). Funds borrowed under the Credit Agreement may be used for working capital, capital expenditures, acquisitions and other general corporate purposes of eBay and its subsidiaries.
     eBay entered into the Credit Agreement in order to enhance its financial flexibility. eBay has not borrowed any funds under the Credit Agreement.
     Loans under the Credit Agreement will bear interest at either (i) LIBOR plus a margin ranging from 0.25 percent to 0.45 percent or (ii) a formula based on the Agent’s prime rate or on the federal funds effective rate. Subject to certain conditions stated in the Credit Agreement, eBay may borrow, prepay and reborrow amounts under the Facility at any time during the term of the Credit Agreement. The Credit Agreement will terminate and all amounts owing thereunder will be due and payable on November 7, 2011, unless (i) the commitments are earlier terminated, either at the request of eBay or, if an event of default occurs, by the lenders (or automatically in the case of certain bankruptcy-related events), or (ii) the maturity date is extended for up to two additional years upon the request of eBay and the agreement of either the existing lenders or additional banks not currently party to the Credit Agreement. eBay may also, upon the agreement of either the existing lenders or additional banks not currently party to the Credit Agreement, increase the commitments under the Facility to $2 billion. The Credit Agreement contains customary representations, warranties, affirmative and negative covenants, including a financial covenant, and events of default. The negative covenants set forth in the Credit Agreement include restrictions regarding the incurrence of additional indebtedness and liens, and the entry into certain agreements that restrict the ability of eBay’s subsidiaries to provide credit support to eBay. The financial covenant requires eBay to meet a quarterly financial test with respect to a maximum consolidated leverage ratio.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

EXHIBIT NO.	DESCRIPTION
10.1	Credit Agreement, dated as of November 7, 2006, by and among the Company, Bank of America, N.A., as Administrative Agent, and the other lenders named from time to time therein

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.

November 13, 2006	By:	/s/ Brian H. Levey Name: Brian H. Levey
Title: Vice President, Deputy General Counsel, Corporate
and Assistant Secretary

EXHIBIT INDEX

EXHIBIT
NO.	DESCRIPTION
10.1	Credit Agreement, dated as of November 7, 2006, by and among the Company, Bank of America, N.A., as Administrative Agent, and the other lenders named from time to time therein